Exhibit 10.21

____ PPIH Non-Employee Director Compensation Program

Restricted Stock Unit Grant

Restricted Stock Unit Agreement
under the
2021 Omnibus Stock Incentive Plan

Grantee:

No. of Restricted Stock Units:

Dollar Amount of Grant:

Closing Price on Grant Date:

Grant Date:

This Agreement (the “Agreement”) evidences the award of the number of restricted stock units (each, an “RSU,” and collectively, the “RSUs”), each entitling the grantee to receive one share of Common Stock (a “Share”) subject to a vesting schedule, that Perma-Pipe International Holdings, Inc., a Delaware corporation (the “Company”), has granted to the grantee set forth above (“Grantee” or “you”), effective as of the grant date set forth above (the “Grant Date”), pursuant to the 2021 Omnibus Stock Incentive Plan (the “Plan”) and conditioned upon your agreement to the terms described below. All of the provisions of the Plan are expressly incorporated into this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

1.    Terminology. Unless otherwise provided in this Agreement, capitalized words used herein are defined in the Glossary at the end of this Agreement, or, if no definition is provided in this Agreement or the Glossary, such capitalized words shall have the same definitions as in the Plan.

2.    Vesting and Settlement of Restricted Stock Units.

(a)    All of the RSUs are nonvested and forfeitable as of the Grant Date.

(b)    All of the RSUs will vest and become nonforfeitable on the _____ anniversary of the Grant Date (the “Vesting Date”), so long as your Service is continuous from the Grant Date through the Vesting Date.

(c)    Notwithstanding Section 2(b), one hundred percent of the RSUs will become vested and nonforfeitable as of immediately before and contingent upon the occurrence of a Change in Control, so long as your Service is continuous from the Grant Date, through the date of the Change in Control.

(d)    If your Service ceases for any reason prior to the Vesting Date, then _________ all of the unvested RSUs will become nonforfeitable and vest on the Vesting Date.

(e)    The number of RSUs indicated in Section 2(b) will be settled by payment of one Share per vested RSU on or within two and one-half months after the Vesting Date; provided that all of the then-vested RSUs will be settled by payment of one Share per vested RSU upon an earlier Change in Control.

3.    Restrictions on Transfer.

(a)    Your RSUs may not be sold, assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) (a “Transfer”), except by will or the laws of descent and distribution, and shall not be subject to execution, attachment or similar process. Any attempt to Transfer your RSUs that is in violation of this Section 3(a) shall be wholly ineffective and, if any such attempt is made, the Company may cause you to immediately forfeit any unvested RSUs without any payment or consideration by the Company. The Company is authorized to take appropriate measures to prevent any such Transfer, including, but not limited to, placing appropriate legends on any certificates that are issued with respect to the RSUs.

(b)    You hereby represent and warrant to the Company as follows:

(i)    You will hold any Shares received under this Agreement for your own account for investment only and not with a view to, or for resale in connection with, any “distribution” of the Shares within the meaning of the Securities Act.

(ii)    You understand that the Company may, in its discretion, continue to impose restrictions on the Transfer of your Shares after they vest (including the placement of appropriate legends on stock certificates and the issue of stop transfer instructions to the Company’s Transfer Agents) if, in the judgment of the Company, such restrictions are necessary or desirable to comply with the Securities Act, the securities laws of any State or any other law.

(iii)    You are aware that your investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss.

(c)    Any attempt to Transfer the Shares received under this Agreement in contravention of the restrictions set forth in this Section 3 shall be null and void and without effect. The Company shall not be required to (i) Transfer on its books any Shares that have been Transferred in contravention of this Agreement or (ii) treat as the owner of the Shares, or otherwise accord voting, dividend, or liquidation rights to any transferee to whom the Shares have been Transferred in contravention of this Agreement.

4.    Stockholder Rights. You are not considered the record owner of the Shares subject to the RSUs until such Shares are issued following vesting and you shall not be entitled to any of the rights of a shareholder of the Company including, without limitation, the right to vote such Shares and receive all dividends or other distributions paid with respect to such Shares, until such Shares are issued to you. Notwithstanding the foregoing, if any cash dividends or other distributions are paid with respect to the Shares before Shares are issued in settlement of RSUs, then dividend equivalents or other distribution equivalents will be credited with respect to your RSUs and will be subject to the same terms and conditions, and shall be paid at the time as, the RSUs to which they relate. For clarity, if you forfeit any RSUs, then you will also forfeit any dividend equivalents or other distribution equivalents credited with respect to dividends on the Shares subject to such RSUs.

5.    Taxes.

(a)    You hereby agree to make adequate provision for foreign, federal, state and local taxes required by law to be withheld, if any, which arise in connection with the grant, vesting or other event relating to the RSUs or the Shares. If taxes are required to be withheld, then the Company may require you to, immediately upon notification of the amount of withholding taxes due, if any, pay to the Company in cash or by check the amount necessary to satisfy any withholding obligations. The Company (and its Affiliates) shall also have the right to deduct from any compensation or any other payment of any kind due you (including withholding the issuance or delivery of Shares hereunder) the amount of any federal, state, local or foreign taxes required by law to be withheld as a result of the grant, vesting or other event with respect to the RSUs in whole or in part; provided, however, that the value of the Shares withheld or redeemed may not exceed the maximum statutory rate associated with the transaction to the extent necessary for the Company to avoid an accounting charge.

(b)    You hereby acknowledge that you have been advised by the Company to seek independent tax advice from your own advisors regarding the tax consequences of this Award. You may not rely on the Company, its Affiliates, or any of their officers, directors or employees for tax or legal advice regarding this Award. You acknowledge that you have sought tax and legal advice from your own advisors regarding this Award or have voluntarily and knowingly foregone such consultation.

6.    Adjustments for Corporate Transactions and Other Events.

(a)    Stock Dividend, Stock Split and Reverse Stock Split. Upon a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, the number of RSUs shall, without further action of the Administrator, be adjusted to reflect such event. The Administrator shall make adjustments, in its discretion, to address the treatment of fractional RSUs with respect to the Award as a result of the stock dividend, stock split or reverse stock split; provided that such adjustments do not result in the issuance of fractional Shares. Adjustments under this Section 6 will be made by the Administrator, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive.

(b)    Non-Change in Control Transactions. Upon any change affecting the Common Stock, the Company or its capitalization, by reason of a spin-off, split-up, dividend, recapitalization, merger, consolidation or share exchange, other than any such change that is part of a transaction resulting in a Change in Control, the Administrator shall make any adjustments with respect to the Award as the Administrator determines to be appropriate and equitable. The Administrator’s determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive.

(c)    Unusual or Nonrecurring Events. The Administrator shall make, in its discretion, adjustments in the terms and conditions of, and the criteria included in, the Award in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d)    Binding Nature of Agreement. The terms and conditions of this Agreement shall apply with equal force to any additional and/or substitute securities received by you in exchange for, or by virtue of your ownership of, the RSUs or the Shares, to the same extent as the RSUs or Shares with respect to which such additional and/or substitute securities are distributed, whether as a result of any spin-off, stock split-up, stock dividend, stock distribution, other reclassification of the Common Stock of the Company, or similar event, except as otherwise determined by the Administrator. If the RSUs or Shares are converted into or exchanged for, or stockholders of the Company receive by reason of any distribution in total or partial liquidation or pursuant to any merger of the Company or acquisition of its assets, securities of another entity, or other property (including cash), then the rights of the Company under this Agreement shall inure to the benefit of the Company’s successor, and this Agreement shall apply to the securities or other property (including cash) received upon such conversion, exchange or distribution in the same manner and to the same extent as the RSUs or Shares.

7.    Non-Guarantee of Service Relationship. Nothing in the Plan or this Agreement shall alter your service relationship with the Company (or an Affiliate), nor be construed as a contract of your service relationship between the Company (or an Affiliate) and you, or as a contractual right of you to continue in a service relationship with the Company (or an Affiliate) for any period of time, or as a limitation of the right of the Company (or an Affiliate) to discharge you at any time with or without cause or notice and whether or not such discharge results in the forfeiture of any RSUs or any other adverse effect on your interests under the Plan.

8.    The Company’s Rights. The existence of the RSUs shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

9.    Notices. All notices and other communications made or given pursuant to this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to you at the address contained in the records of the Company, or addressed to the Administrator, care of the Company for the attention of its Corporate Secretary at its principal executive office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.

10.    Entire Agreement. This Agreement (together with the Plan contains the entire agreement between the parties with respect to the RSUs granted hereunder. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement with respect to the RSUs granted hereunder shall be void and ineffective for all purposes. In the event a court of competent jurisdiction deems any provision hereof to be unreasonable, void, or unenforceable, such provision(s) shall be deemed severed from the remainder of the Agreement, which shall continue in all other respects to be valid and enforceable. It is the intent of the parties that any such provision(s) of this Agreement declared void, unreasonable, or unenforceable shall be deemed by a court of competent jurisdiction revised to the minimum amount necessary in order to be valid and enforceable.

11.    Amendment. This Agreement may be amended from time to time by the Administrator in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a material adverse effect on your rights with respect to the RSUs as determined in the discretion of the Administrator, except as otherwise provided in (a) Section 6 of this Agreement, (b) the Plan or (c) a written document signed by each of the parties hereto.

12.    Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern. A copy of the Plan is provided to you with this Agreement.

13.    Governing Law. The validity, construction and effect of this Agreement, and of any determinations or decisions made by the Administrator relating to this Agreement, and the rights of any and all persons having or claiming to have any interest under this Agreement, shall be determined exclusively in accordance with the laws of the State of Delaware, without regard to its provisions concerning the applicability of laws of other jurisdictions. As a condition of this Agreement, you agree that you will not bring any action arising under, as a result of, pursuant to or relating to, this Agreement in any court other than a federal or state court in the districts which include Niles, Illinois, and you hereby agree and submit to the personal jurisdiction of any federal court located in the district which includes Niles, Illinois or any state court in the district which includes Niles, Illinois. You further agree that you will not deny or attempt to defeat such personal jurisdiction or object to venue by motion or other request for leave from any such court.

14.    Resolution of Disputes. Any dispute or disagreement which shall arise under, or as a result of, or pursuant to or relating to, this Agreement shall be determined by the Administrator in good faith in its absolute and uncontrolled discretion, and any such determination or any other determination by the Administrator under or pursuant to this Agreement and any interpretation by the Administrator of the terms of this Agreement, will be final, binding and conclusive on all persons affected thereby. You agree that before you may bring any legal action arising under, as a result of, pursuant to or relating to, this Agreement you will first exhaust your administrative remedies before the Administrator. You further agree that in the event that the Administrator does not resolve any dispute or disagreement arising under, as a result of, pursuant to or relating to, this Agreement to your satisfaction, no legal action may be commenced or maintained relating to this Agreement more than twenty-four (24) months after the Administrator’s decision.

15.    Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

16.    Counterparts. This Agreement may be executed in multiple counterparts, each of which is deemed to be an original, but all of which taken together constitute one and the same Agreement and shall become effective when all counterparts have been executed by each of the parties hereto and delivered to the other. Facsimile and other electronic transmissions (including in portable document format) of any originally executed document (including this Agreement) shall be deemed to be the same as a delivered, executed original.

17.    Electronic Delivery of Documents. By your signing this Agreement, you (i) consent to the electronic delivery of this Agreement, all information with respect to the Plan and the RSUs and any reports of the Company provided generally to the Company’s stockholders; (ii) acknowledge that you may receive from the Company a paper copy of any documents delivered electronically at no cost to you by contacting the Company by telephone or in writing; (iii) further acknowledge that you may revoke your consent to the electronic delivery of documents at any time by notifying the Company of such revoked consent by telephone, postal service or electronic mail; and (iv) further acknowledge that you understand that you are not required to consent to electronic delivery of documents.

18.    No Future Entitlement. By your signing this Agreement, you acknowledge and agree that: (i) the grant of these RSUs is a one-time benefit which does not create any contractual or other right to receive future grants of stock, or compensation in lieu of stock grants, even if stock grants have been granted repeatedly in the past; (ii) all determinations with respect to any such future grants, including, but not limited to, the times when stock grants shall be granted, the maximum number of Shares subject to each stock grant, and the times or conditions under which restrictions on such stock grants shall lapse, will be at the sole discretion of the Administrator; (iii) the vesting of RSUs ceases upon termination of service with the Company, or other cessation of eligibility for any reason, except as may otherwise be explicitly provided in this Agreement; (iv) the Company does not guarantee any future value of these RSUs or the Shares; and (v) no claim or entitlement to compensation or damages arises if these RSUs or the Shares do not increase in value and you irrevocably release the Company from any such claim that does arise.

19.    Personal Data. For purposes of the implementation, administration and management of this Award or the effectuation of any acquisition, equity or debt financing, joint venture, merger, reorganization, consolidation, recapitalization, business combination, liquidation, dissolution, share exchange, sale of stock, sale of material assets or other similar corporate transaction involving the Company (a “Corporate Transaction”), you consent, by execution of this Agreement, to the collection, receipt, use, retention and transfer, in electronic or other form, of your personal data by and among the Company and its third party vendors or any potential party to a potential Corporate Transaction. You understand that personal data (including but not limited to, name, home address, telephone number, employee number, employment status, social security number, tax identification number, date of birth, nationality, job and payroll location, data for tax withholding purposes and Shares awarded, cancelled, vested and unvested) may be transferred to third parties assisting in the implementation, administration and management of the stock grant or the effectuation of a Corporate Transaction and you expressly authorize such transfer as well as the retention, use, and the subsequent transfer of the data by the recipient(s). You understand that these recipients may be located in your country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than your country. You understand that data will be held only as long as is necessary to implement, administer and manage the stock grant or effect a Corporate Transaction. You understand that you may, at any time, request a list with the names and addresses of any potential recipients of the personal data, view data, request additional information about the storage and processing of data, require any necessary amendments to data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company’s Secretary. You understand, however, that refusing or withdrawing your consent may affect your ability to accept a stock grant.

20.    Consideration for Shares. To ensure compliance with applicable state corporate law, the Company may require you to furnish consideration in the form of cash or cash equivalents equal to the par value of the Shares issued to you hereunder, and you hereby authorize the Company to withhold such amount from remuneration otherwise due you from the Company.

21.    Recoupment. The RSUs and the Shares are subject to recoupment in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company and any compensation recovery policy or practice otherwise required by applicable law.

GLOSSARY

(a)“    Administrator” means the Board of Directors of Perma-Pipe International Holdings, Inc. and/or the committee(s) or officer(s) appointed by the Board that have authority to administer the Plan.

(b)“    Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with the Company (including but not limited to joint ventures, limited liability companies and partnerships). For this purpose, “control” shall mean ownership of 25% or more of the total combined voting power or value of all classes of stock or interests of the entity, or the power to direct the management and policies of the entity, by contract or otherwise.

(c)     “Company” means Perma-Pipe International Holdings, Inc.

(d)     “Securities Act” means the Securities Act of 1933, as amended.

(e)“    Service” means your Board of Directors service relationship with the Company and its Affiliates. Your Service will be considered to have ceased with the Company and its Affiliates if, immediately after a sale, merger or other corporate transaction, the trade, business or entity with which you have a service relationship is not Perma-Pipe International Holdings, Inc. or its successor, or an Affiliate of Perma-Pipe International Holdings, Inc. or its successor.

(f)“    You” or “Your” means the recipient of the RSUs as reflected in the first paragraph of this Agreement. Whenever the word “you” or “your” is used in any provision of this Agreement under circumstances where the provision should logically be construed, as determined by the Administrator, to apply to the estate, personal representative, or beneficiary to whom the RSUs may be transferred by will or by the laws of descent and distribution, the words “you” and “your” shall be deemed to include such person.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer as of the Grant Date.

Perma-Pipe International Holdings, Inc. By: Name: Title:

The undersigned hereby acknowledges that he/she has carefully read this Agreement and agrees to be bound by all of the provisions set forth herein as of the Grant Date. The undersigned also consents to electronic delivery of all notices or other information with respect to the RSUs, the Shares or the Company.

GRANTEE